CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To HUBCO, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997 included in HUBCO's Annual Report on Form 10-K and to all references to our Firm included in this Registration Statement.




                                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 26, 1998